Exhibit 3.5

AMENDED AND RESTATED BYLAWS

OF

PERRIGO COMPANY,

a Michigan corporation;

Dated as of December 18, 2013

PERRIGO COMPANY

(a Michigan Corporation)

AMENDED AND RESTATED BYLAWS

Section 7.01	Dividends	11

Section 7.02	Reserves	11

Section 7.03	Fiscal Year	11

Section 7.04	Offices	12

Section 7.05	Books and Records	12

Section 7.06	Amendments	12

ARTICLE VIII - INTERPRETATION		12

Section 8.01	Conflict With Statute	12

PERRIGO COMPANY

AMENDED AND RESTATED BYLAWS

ARTICLE I - SHAREHOLDERS

Section 1.01 Annual Meetings. The annual meetings of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at the corporate offices or any other place either in or outside the State of Michigan as specified by the directors, within five (5) months of the fiscal year end, or at any other time and date as shall be fixed from time to time by resolution of the Board of Directors (the “Board”).

Section 1.02 Special Meetings. Special meetings of the shareholders may be called at any time by the Board or by the Chairman of the Board, or the President of the Corporation. A majority of the shareholders may also request a special meeting and the directors shall grant such a request. Special meetings of the shareholders shall be held at places in or outside the State of Michigan, as shall be specified in the notice or waiver of notice thereof.

Section 1.03 Notice of Meetings. The Secretary or any assistant Secretary shall cause notice of the time, place and purposes of each meeting of the shareholders to be personally delivered or mailed, at least ten (10) days but not more than sixty (60) days prior to the meeting, to each shareholder of record entitled to vote at the meeting. Notice shall be deemed given when the requisite time has elapsed after deposit in the United States mail addressed to the address of the shareholder as revealed on the records of the Corporation. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice in writing, whether before or after the time of the meeting. Notice of any adjourned meeting of the shareholders of the Corporation need not be given if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. If after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to such notice on the new record date.

Section 1.04 Attendance at Meeting. Attendance of a person at a meeting of shareholders in person or by proxy constitutes: (a) waiver of objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 1.05 Quorum. Except as otherwise required by the Michigan Business Corporation Act, as amended (the “MBCA”) or the Articles of Incorporation (the “Articles”), shares entitled to cast a majority of the votes at a meeting shall be sufficient to constitute a quorum for the transaction of business. Regardless of whether a quorum is present, the meeting may be adjourned by a vote of the shares present. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. At the adjourned meeting at which the requisite number of shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 1.06 Shareholder to Vote in Person or by Proxy. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting shall be entitled to vote in person, or by proxy appointed by an instrument in writing authorizing other persons to act. A proxy shall be signed by the shareholder or an authorized agent or representative and shall not be valid after the expiration of three (3) years from its date unless otherwise provided.

Section 1.07 Shareholder to Have One Vote Per Share. Each shareholder shall have one vote for each share of stock owned and having voting power registered on the books of the Corporation. Except as otherwise required by the MBCA or the Articles, all elections shall be had and all questions decided by a majority vote of the shares represented at the meeting in person or by proxy. There shall be no cumulative voting.

Section 1.08 Action by Unanimous Written Consent. Any action required or permitted by the MBCA to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if before or after the action all the shareholders entitled to vote consent in writing. If the action consented to would have required filing of a certificate under the MBCA if the action had been voted upon by shareholders at a meeting, the certificate filed shall state, in lieu of any statement required thereby concerning a vote of shareholders, that written consent has been given as provided herein.

Section 1.09 Shareholder List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting or any adjournment thereof. The list shall:

(a) Be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder.

(b) Be produced at the time and place of the meeting.

(c) Be subject to inspection by any shareholder during the whole time of the meeting.

(d) Be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting.

If the requirements of this section have not been complied with, on demand of a shareholder in person or by proxy, who in good faith challenges the existence of sufficient votes to carry any action at the meeting, the meeting shall be adjourned until the requirements are complied with. Failure to comply with the requirements of this provision does not affect the validity of an action taken at the meeting before the making of such a demand.

Section 1.10 Inspectors at Shareholders’ Meetings. The Board, in advance of a shareholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournments thereof. If inspectors are not so appointed, the person presiding at a shareholders’ meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the inspectors.

Section 1.11 Participation by Communication Equipment. Unless otherwise restricted by the Articles, a shareholder may participate in a meeting of shareholders by a conference telephone or by other similar communications equipment through which all persons participating in the meeting may communicate with the other participants. All participants shall be advised of the communications equipment and the names of the parties in the conference shall be divulged to all participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

ARTICLE II - BOARD OF DIRECTORS

Section 2.01 General Powers. The property, affairs, and business of the Corporation shall be managed by the Board. The Board may exercise all the powers of the Corporation, whether derived from law or the Articles. A director need not be a shareholder of the Corporation. The directors shall only act as a Board, and the individual directors shall have no power as such.

Section 2.02 Number and Term of Office. The Board shall consist of not less than one and not more than fifteen (15) directors. The number of the initial Board shall be determined by the incorporators or subscribers at their first meeting. Thereafter, the number of directors shall be fixed from time to time by resolution of the Board. The first Board shall hold office until the first annual meeting of shareholders. At the first annual meeting thereafter the shareholders shall elect directors to hold office until the succeeding annual meeting. A director shall hold office for the term elected, until a successor is elected and qualified or until death, resignation or removal.

Section 2.03 Election of Directors. Except as otherwise provided in Section 2.10 hereof, the directors shall be elected annually at the annual meeting of the shareholders. At the meeting of the shareholders for the election of directors, provided a quorum is present, the directors shall be chosen and elected by a majority of the votes validly cast at the election.

Section 2.04 Annual and Regular Meetings. The annual meeting of the Board, for the election of officers and for the transaction of other business as may come before the meetings, shall be held in each year either in or outside the State of Michigan as soon as possible after the annual meeting of the shareholders on the same day and place as the annual meeting of the shareholders. Notice of the annual meeting of the Board shall not be required. Notice of regular meetings, if set by resolution of the Board, need not be given; provided, however, that in case the Board shall change the time or place of regular meetings, notice of this action shall be mailed promptly to each director who shall not have been present at the meeting at which the action was taken.

Section 2.05 Special Meetings: Notice. Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the President, or by any one director, at such time and place as may be specified in the notice or waiver of notice. Special meetings of the Board may be called on twenty-four (24) hours’ notice to each director, given personally or by telephone, or on three (3) days’ notice which shall be deemed given when deposited in first class mail or delivered to a recognized national overnight delivery service. Notice of any special meeting need not be given to any director who shall be present at the meeting, or who shall waive notice of the meeting in writing, whether before or after the time of the meeting. No notice need be given of any adjourned special meeting.

Section 2.06 Quorum. A majority of the members of the Board then in office, or of the members of a committee of the Board, constitutes a quorum for transaction of business, unless the Articles or Bylaws, or in the case of a committee, the Board resolution establishing the committee, provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the Board or of the committee, unless the vote of a larger number is required by the MBCA, the Articles, or the Bylaws, or in the case of a committee, the Board resolution establishing the committee.

Section 2.07 Participation by Communication Equipment. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with the other participants. Participation in a meeting pursuant to this section constitutes presence in person at the meeting.

Section 2.08 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board or a committee of the Board may be taken without a meeting if, under authorization voted before or after the action written consents thereto are signed by all members of the Board then in office or of the committee and such written consents are filed with the minutes of the proceedings of the Board or committee.

Section 2.09 Resignation and Removal of Directors. Any director may resign at any time by delivering a written resignation to the Board or any officer of the Corporation and shall be effective upon receipt thereby or at a subsequent time as set forth in the notice of resignation. Any or all of the directors may be removed from office at any time with or without cause upon the vote for removal of a majority of the shares entitled to vote at an election of directors.

Section 2.10 Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and the vacancies shall be filled by vote of a majority of the directors then in office, though less than a quorum; provided, however, that a director appointed to fill such vacancy shall only hold office until the next election of directors by the shareholders.

Section 2.11 Compensation. The Board, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers, but approval of the shareholders is required if the Articles, Bylaws or the MBCA so provide.

Section 2.12 Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of a committee, who may replace an absent or disqualified member at a meeting of the committee. The Board may also appoint such non-directors as members of a committee, except for the executive committee which shall consist solely of members who are directors. In the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of such absent or disqualified member. A committee, and each member thereof, shall serve at the pleasure of the Board.

Section 2.13 Powers of Committees. A committee, to the extent provided in the resolution of the Board, may exercise all powers and authority of the Board in management of the business and affairs of the Corporation, including the power or authority to declare a distribution or dividend, or to authorize the issuance of stock; provided, however, a committee does not have the power or authority to do any of the following:

(a) Amend the Articles.

(b) Adopt an agreement of merger or share exchange.

(c) Recommend to shareholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets.

(d) Recommend to shareholders a dissolution of the Corporation or a revocation of a dissolution.

(e) Amend the Bylaws of the Corporation.

(f) Fill vacancies in the Board.

Section 2.14 Discharge of Duties; Reliance on Reports. A director shall discharge the duties as a director including the duties as a member of a committee in the following manner: (a) in good faith; (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and (c) in a manner reasonably believed to be in the best interests of the Corporation. In discharging the duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

(a) One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

(b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the persons’ professional or expert competence.

(c) A committee of the Board of which the director is not a member if the director reasonably believes the committee merits confidence.

A director is not entitled to rely on the information set forth in this section if the director has knowledge concerning the matter in question that makes reliance otherwise permitted by this provision unwarranted.

Section 2.15 Certain Transactions. A transaction in which a director is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, if the person interested in the transaction establishes any of the following:

(a) The transaction was fair to the Corporation at the time entered into.

(b) The material facts of the transaction and the director’s or officer’s interest were disclosed or known to the Board, a committee of the Board, or the independent director or directors, and the Board committee, or the independent director or directors authorized, approved, or ratified the transaction.

(c) The material facts of the transaction and the director’s or officer’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

For purposes of (b) above, a transaction is authorized, approved, or ratified if it received the affirmative vote of the majority of the directors on the Board or the committee who had no interest in the transaction, though less than a quorum, or all independent directors who had no interest in the transaction. The presence of, or a vote cast by, a director with an interest in the transaction does not affect the validity of the action taken under (b) above. For purposes of (c) above, a transaction is authorized, approved, or ratified if it received the majority of votes cast by the holders of shares who did not have an interest in the transaction. A majority of the shares held by shareholders who did not have an interest in the transaction constitutes a quorum for the purpose of taking action under (c) above.

ARTICLE III - OFFICERS

Section 3.01 Officers of the Corporation. The officers of the Corporation shall consist of a President, Secretary, Treasurer, and, if desired, a Chairman of the Board, one or more Vice Presidents, and such other officers as may be determined by the Board, who shall be elected or appointed by the Board. Two or more offices may be held by the same person, including, but not limited to, the offices of President, Treasurer and Secretary. An officer may execute, acknowledge or verify an instrument in more than one capacity. However, if an instrument is required by law to be executed, acknowledged or verified by two or more officers who are not one and the same person, then such instrument shall be executed by separate individuals as shall be so designated by the Board to act in an official capacity as an officer of the Corporation for such purpose. An officer elected or appointed as herein provided shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer, as between such officer and other officers and the Corporation, has such authority and shall perform such duties in the management of the Corporation as may be provided in the Bylaws, or as may be determined by resolution of the Board not inconsistent with the Bylaws.

Section 3.02 Election. The Board shall elect the officers of the Corporation at any annual, regular or special meeting. The salaries of all officers of the Corporation may be fixed by the Board.

Section 3.03 Removal or Resignation of Officers. An officer elected or appointed by the Board may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation.

Section 3.04 Duties of the Chairman of the Board. The Chairman of the Board, if there be such an officer, shall preside at all shareholder’s meetings and all meetings of the Board, if present, and shall have such other duties as are assigned by the Board.

Section 3.05 Duties of the President. The President shall have direct charge of the business of the Corporation, subject to the general control of the Board, and shall be the Chief Executive Officer of the Corporation.

Section 3.06 Duties of the Vice President. In the event of the absence or disability of the President, the Vice President, or, in case there shall be more than one Vice President, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

Section 3.07 Duties of the Secretary. The Secretary shall, if present, act as Secretary of, and keep the minutes of, all the proceedings of the meetings of the shareholders and of the Board and of any committee of the Board in one or more books to be kept for that purpose; shall perform other duties as shall be assigned by the President or the Board; and, in general, shall perform all duties incident to the office of Secretary.

Section 3.08 Duties of the Treasurer. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in the books of the Corporation and shall have the care and custody of all funds and securities of the Corporation. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all transactions as Treasurer and shall perform other duties as may be assigned by the President or the Board; and, in general, shall perform all duties incident to the office of Treasurer.

Section 3.09 Employee Bonds. The Board may require the Treasurer, the Assistant Treasurers and any other officers, agents or employees of the Corporation to give bond for the faithful discharge of their duties, in such sum and of such character as the Board may from time to time prescribe.

Section 3.10 Discharge of Duties; Reliance on Reports. An officer shall discharge the duties as an officer, and shall be entitled to rely on reports, etc., in the same manner as specified for a director in Section 2.14.

Section 3.11 Interested Transactions. Section 2.15 regarding certain transactions shall apply to officers in the same manner as specified for a director.

ARTICLE IV - EXECUTION OF INSTRUMENTS, DEPOSITS,

VOTING OF SECURITIES

Section 4.01 General. Subject to the provisions of Section 4.02 and 4.03 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the President or as the Board may otherwise from time to time authorize.

Section 4.02 Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board. Authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for loans shall be made, executed and delivered as the Board shall authorize. When authorized by the Board, any part or all of the properties, including contract rights, assets, business or goodwill of the Corporation, or inventories, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

Section 4.03 Checks or Drafts. All checks, drafts, bills of exchange or other orders for the payment of money issued in the name of the Corporation shall be signed only by such person or persons and in such manner as may from time to time be designated by the Board, and unless so designated, no person shall have any power or authority thereby to bind the Corporation or to pledge its credit or to render it liable.

Section 4.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other financial institutions as the Board may select. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payments of money which are payable to the order of the Corporation shall be endorsed, assigned and delivered by such person or persons and in such manner as may from time to time be designated by the Board.

Section 4.05 Appointment of Agents to Vote Securities and Other Corporations. Unless otherwise provided by resolution adopted by the Board, the President may from time to time appoint one or more attorney or agent, to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities; and the President may instruct the person or persons so appointed as to the manner of exercising such powers and rights. The President may execute or cause to be executed in the name and on behalf of the Corporation all such written proxies, powers of attorney or other written instruments as the President may deem necessary in order that the Corporation may exercise such powers and rights.

ARTICLE V - CAPITAL STOCK

Section 5.01 Stock Certificates. The shares of the Corporation shall be represented by certificates which shall be signed by the Chairman of the Board, President or a Vice President, and which also may be signed by another officer of the Corporation (who may, but need not be, the same person as such Chairman of the Board, President or such Vice President). The Corporation may, but need not have an official seal, and so the certificates shall have no seal affixed to them unless the Board so requires it. In the event the Board requires the Corporation to adopt an official seal, then the Board may also authorize a facsimile thereof be affixed to any certificate(s) issued by the Corporation. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. If an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were the officer at the date of issue.

Section 5.02 Uncertificated Stock. Notwithstanding the foregoing, the Board may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates as required by Section 332 of the MBCA.

Section 5.03 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5.04 Record Date.

(a) For the purpose of determining shareholders entitled to notice at a meeting of shareholders or an adjournment of a meeting, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the

Board. The date shall not be more than sixty (60) days nor less than ten (10) days before the date of the meeting. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or if no notice is given, the day next preceding the day on which the meeting is held. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this section for the adjourned meeting.

(b) For the purpose of determining shareholders entitled to express consent to or dissent from a proposal without a meeting, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board and shall not be more than ten (10) days after the Board resolution. If a record date is not fixed and prior action by the Board is required with respect to the corporate action to be taken without a meeting, the record date shall be the close of business on the day on which the resolution of the Board is adopted. If a record date is not fixed and prior action by the Board is not required, the record date shall be the first date on which a signed written consent is delivered to the Corporation as provided in Section 407 of the MBCA.

(c) For the purpose of determining shareholders entitled to receive payment of a share dividend or distribution, or allotment of a right, or for the purpose of any other action, the Board may fix a record date, which shall not precede the date on which the resolution fixing the record date is adopted by the Board. The date shall not be more than 60 days before the payment of the share dividend or distribution or allotment of a right or other action. If a record date is not fixed, the record date shall be the close of business on the day on which the resolution of the Board relating to the corporate action is adopted.

Section 5.05 Registered Shareholders. Prior to due presentment for registration of transfer of a security in registered form, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all rights and powers of an owner.

Section 5.06 Lost Certificates. The Board may direct that a new certificate be issued in place of any certificate issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issues of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate, or their legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed or the issuance of a new certificate.

ARTICLE VI - INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

Section 6.01 Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify each past and current director and officer, and may indemnify each past and current employee and agent, and advance expenses with respect thereto, to the extent authorized or permitted by the MBCA, as the same presently exists or may hereafter be amended. The approval of indemnification and advancement of expenses shall be made by the Corporation as prescribed in the MBCA. Any indemnification under this Section shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled, including the right to mandatory indemnification under Section 563 of the MBCA.

Section 6.02 Application to a Resulting or Surviving Corporation or Constituent Corporation. The definition for “corporation” found in Section 569 of the MBCA, as the same exists or may hereafter be amended, is and shall be, specifically excluded from application to this Article. The indemnification and other obligations of the Corporation set forth in this Article shall be binding upon any resulting or surviving corporation after any merger of the Corporation. Notwithstanding anything to the contrary contained herein or in Section 569 of the MBCA, no person shall be entitled to the indemnification and other rights set forth in this Article for acting as a director or officer of another corporation prior to such other corporation entering into a merger with the Corporation.

Section 6.03 Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the MBCA.

ARTICLE VII - GENERAL PROVISIONS

Section 7.01 Dividends. Dividends upon the stock of the Corporation, subject to the provisions of the Articles, if any, may be declared by the Board at any regular or special meeting, pursuant to the restrictions of the MBCA. Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the Articles and the applicable statute.

Section 7.02 Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividend such sum or sums as the directors from time to time, in their absolute discretion think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall deem conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.

Section 7.03 Fiscal Year. The fiscal year of the Corporation, if other than the calendar year, shall be fixed by resolution of the Board.

Section 7.04 Offices. The registered office of the Corporation shall be as designated in the Articles or at such other place or places in or outside the State of Michigan as the Board may from time to time determine.

Section 7.05 Books and Records. The Corporation shall keep books and records of account and minutes of the proceedings of its shareholders, Board, and executive committee, if any, which may be kept inside or outside the state of Michigan. The Corporation shall keep at its registered office, or at the office of its transfer agent in or outside the State of Michigan, records containing the names and addresses of all shareholders, the number, class and series of shares held by each, and the dates when they respectively became holders of record. Any of the books, records or minutes may be in written form or in any other form capable of being converted into written form within a reasonable time. The Corporation shall convert into written form without charge any record not in written form, unless otherwise requested by a person entitled to inspect the record.

Section 7.06 Amendments. The shareholders or the Board may amend or repeal the Bylaws or adopt new Bylaws unless the Articles or Bylaws provide that the power to adopt new Bylaws is reserved exclusively to the shareholders or any particular Bylaw shall not be altered or repealed by the Board. Such action may be taken by written consent or at a meeting of shareholders or the Board; provided that if notice of any such meeting is required by these Bylaws, the notice of the meeting shall contain notice of the proposed amendment, repeal or new Bylaws. Any bylaw hereafter made by the shareholders shall not be altered or repealed by the Board. Amendment of the Bylaws by the Board shall be by not less than a majority of the members of the Board then in office.

ARTICLE VIII - INTERPRETATION

Section 8.01 Conflict With Statute. In the event any article or section of these Bylaws shall conflict with the MBCA, the MBCA shall rule.

SIGNATURE ON THE FOLLOWING PAGE

I certify that the foregoing Bylaws were adopted by the Corporation on the 18th day of December, 2013.

/s/ Todd W. Kingma
Todd W. Kingma, Secretary

SIGNATURE PAGE OF AMENDED AND RESTATED BYLAWS OF PERRIGO COMPANY